                                                        May 19, 2005

Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011

         Re:    Rite Aid Corporation and the Subsidiary Guarantors
                Listed on Schedules I & II Hereto
                Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as special counsel to Rite Aid Corporation, a Delaware corporation (the "Company"), in connection with the public offering of
$200,000,000 aggregate principal amount of the Company's 7 1/2% Senior Secured
Notes due 2015 (the "Exchange Notes"). The Indenture, dated as of January 11,
2005 (the Indenture"), by and among the Company, the Subsidiary Guarantors (as defined below) and BNY Midwest Trust Company, as Trustee (the "Trustee"),
provides for the guarantee of the Exchange Notes by certain subsidiaries of the
Company (the "DE/NY Guarantors") incorporated or formed pursuant to the laws of the State of Delaware or New York, and listed on Schedule I hereto (guarantees by the DE/NY Guarantors are referred to herein as the "DE/NY Guarantees") and the guarantors listed on Schedule II hereto (the "Non-DE/NY Guarantors" and together with the DE/NY Guarantors, the "Subsidiary Guarantors") to the extent set forth in the Indenture (guarantees by the Non-DE/NY Guarantors are referred to herein as the "Non-DE/NY Guarantees" and together with the DE/NY Guarantees, the "Subsidiary Guarantees"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 7 1/2% Senior Secured Notes due 2015 of the Company
(the "Original Notes") under the Indenture, as contemplated by the Exchange and
Registration Rights Agreement, dated as of January 11, 2005 (the "Registration
Rights Agreement"), by and among the Company, the Subsidiary Guarantors, and
Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as
Representatives of the Initial Purchasers.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended
(the "Act").

Rite Aid Corporation
May 19, 2005

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

         (i)    the Registration Statement on Form S-4 (File No. 333-123980)
                relating to the Exchange Notes and the Subsidiary Guarantees filed by the Company with the Securities and Exchange Commission
                (the "Commission") on April 11, 2005 and Amendment No. 1 thereto filed with the Commission on the date hereof (the "Registration
                Statement");

         (ii)   an executed copy of the Registration Rights Agreement;

         (iii)  an executed copy of the Indenture;

         (iv)   the Restated Certificate of Incorporation of the Company, as
                certified by the Secretary of State of Delaware,

         (v)    the By-laws of the Company, as amended to date, as certified by the Secretary of the Company;

         (vi)   the Certificate of Incorporation and By-laws of each of the
                DE/NY Guarantors that are corporations;

         (vii)  the Certificates of Formation and the limited liability company agreements or operating agreements of each of the DE/NY
                Guarantors that are limited liability companies;

         (viii) certain resolutions adopted by the Executive Committee of the
                Board of Directors of the Company, and by an ad hoc Pricing
                Committee of the Board of Directors of the Company relating to the Exchange Offer, the issuance of the Original Notes and the
                Exchange Notes, the Indenture and related matters, as certified by the Secretary of the Company;

         (ix)   certain resolutions adopted by the Boards of Directors or
                Managers of each of the DE/NY Guarantors relating to the
                Exchange Offer, the Indenture, the Subsidiary Guarantees and
                related matters;

         (x)    the Form T-1 of the Trustee filed as an exhibit to the
                Registration Statement;

         (xi)   the form of the Exchange Notes, included as an exhibit to the
                Indenture;

Rite Aid Corporation
May 19, 2005

         (xii)   the Amended and Restated Collateral Trust and Intercreditor
                 Agreement, dated as of June 27, 2001 as amended and restated as of May 28, 2003 as amended by the First Amendment to the
                 Amended and Restated Collateral Trust and Intercreditor
                 Agreement, dated as of September 22, 2004, among the Company, the subsidiary guarantors set forth therein, Wilmington Trust
                 Company, as second priority collateral trustee (the "Second
                 Priority Collateral Trustee"), Citicorp North America, Inc. and
                 JPMorgan Chase Bank. N.A. as successor to JPMorgan Chase Bank, each as senior collateral processing co-agents, U.S. Bank and
                 Trust, as trustee and BNY Midwest Trust Company, as trustee;

         (xiii)  Supplement No. 1 to the Amended and Restated Collateral Trust
                 and Intercreditor Agreement, dated as of September 27, 2004, by
                 Rite Aid Hdqtrs. Funding, Inc., a Delaware corporation
                 ("Hdqtrs. Funding");

         (xiv)   Representative Supplement No. 1 to the Amended and Restated
                 Collateral Trust and Intercreditor Agreement, dated as of
                 January 5, 2005, by BNY Midwest Trust Company, as trustee;

         (xv)    Second Priority Subsidiary Security Agreement, dated as of June
                 27, 2001, as amended and restated as of May 28, 2003 among the subsidiary guarantors set forth therein in favor of the Second
                 Priority Collateral Trustee;

         (xvi)   Supplement No. 1 to the Second Priority Subsidiary Security
                 Agreement, dated as of January 5, 2005, by Hdqtrs. Funding;

         (xvii)  the Second Priority Subsidiary Guarantee Agreement, dated as of
                 June 27, 2001 as amended and restated as of May 28, 2003, among the subsidiary guarantors set forth therein and the Second
                 Priority Collateral Trustee;

         (xviii) Supplement No. 1 to the Second Priority Subsidiary Guarantee
                 Agreement, dated as of January 5, 2005, by Hdqtrs. Funding; and

         (xix)   the Reaffirmation Agreement and Amendment, dated as of January
                 11, 2005, among the Company, each of the guarantors and the
                 Second Priority Collateral Trustee.

         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the
Subsidiary Guarantors

Rite Aid Corporation
May 19, 2005

and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Subsidiary Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and the DE/NY Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and except as to the Subsidiary Guarantors with respect to the Subsidiary Guarantees, the validity and binding effect on such parties. We have also assumed that each of the Subsidiary Guarantors, other than the DE/NY
Subsidiary Guarantors, has been duly organized and is validly existing in good standing under the laws of their respective jurisdiction of organization and that each of the Subsidiary Guarantors, other than the DE/NY Subsidiary
Guarantors, has complied with all aspects of applicable laws of jurisdictions other than the United States of America, the State of Delaware and the State of
New York in connection with the transactions contemplated by the Indenture,
Registration Rights Agreement, Exchange Notes and Subsidiary Guarantees. As to
any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the
Subsidiary Guarantors and others.

         Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York, which in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non- opined on law on the opinions herein stated.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Exchange Notes (in the form examined by us) have been duly executed and

Rite Aid Corporation
May 19, 2005

authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original
Notes surrendered in exchange therefor in accordance with the terms of the
Exchange Offer, the Exchange Notes and the Subsidiary Guarantees will constitute valid and binding obligations of the Company and each of the Subsidiary
Guarantors, respectively, enforceable against the Company and each of the
Subsidiary Guarantors, respectively, in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2)
general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company and the Subsidiary Guarantors of the
Indenture, the Subsidiary Guarantees and the Exchange Notes and the performance by the Company and the Subsidiary Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or the Subsidiary Guarantors or their properties are subject, except for those agreements and instruments which have been identified to us by the Company and the Subsidiary Guarantors as being material to them and which are listed as exhibits in (a) Part IV of the
Company's most recent Annual Report on Form 10-K (the "10-K") and (b) reports filed subsequent to the filing of the 10-K, pursuant to the Securities Exchange
Act of 1934, as amended.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                            Very truly yours,

                                            /s/  SKADDEN, ARPS, SLATE, MEAGHER
                                                 & FLOM LLP

                                   SCHEDULE I
                           DE/NY SUBSIDIARY GUARANTORS

New York
--------

Rite Aid of New York, Inc.
Rite Aid Rome Distribution Center, Inc.

Delaware
--------

Eagle Managed Care Corp.
K&B, Incorporated
Rite Aid Drug Palace, Inc.
Rite Aid Hdqtrs. Corp.
Rite Aid Hdqtrs. Funding, Inc.
Rite Aid Services, L.L.C.
Rite Aid of Delaware, Inc.
Rite Aid Realty Corp.
Rite Aid Transport, Inc.
Rite Fund, Inc.
Rite Investments Corp.
Rx Choice, Inc.
Virginia Corporation
Eighth and Water Streets-Urichsville, Ohio, LLC
Munson & Andrews, LLC
Silver Springs Road-Baltimore, Maryland/One, LLC
Silver Springs Road-Baltimore, Maryland/Two, LLC
State Street and Hill Road-Gerard, Ohio, LLC
1515 West State Street Boise, Idaho, LLC
Ann & Government Streets- Mobile, Alabama, LLC
Central Avenue and Main Street-Petal, MS, LLC
Name Rite, L.L.C.
Paw Paw Lake Road & Paw Paw Avenue-Coloma, Michigan, LLC
State & Fortification Streets-Jackson, Mississippi, LLC
Tyler and Sanders Roads, Birmingham-Alabama, LLC

                                      SI -1

                                   SCHEDULE II
                                    NON-DE/NY
                              SUBSIDIARY GUARANTORS

Apex Drug Stores, Inc.
Broadview and Wallings-Broadview Heights Ohio, Inc.
England Street-Asheland Corporation
Fairground, L.L.C.
GDF, Inc.
Gettysburg and Hoover-Dayton, Ohio, LLC
Harco, Inc.
K&B Alabama Corporation
K&B Louisiana Corporation
K&B Mississippi Corporation
K&B Services, Incorporated
K&B Tennessee Corporation
K&B Texas Corporation Keystone Centers, Inc.
Lakehurst and Broadway Corporation
Mayfield & Chillicothe Roads-Chesterland, LLC
Northline & Dix-Toledo-Southgate, LLC
PDS-1 Michigan, Inc.
Patton Drive and Navy Boulevard Property Corporation
Perry Distributors, Inc.
Perry Drug Stores, Inc.
RDS Detroit, Inc.
Ram-Utica, Inc.
Read's Inc.
Rite Aid of Alabama, Inc.
Rite Aid of Connecticut, Inc.
Rite Aid of Florida, Inc.
Rite Aid of Georgia, Inc.
Rite Aid of Illinois, Inc.
Rite Aid of Indiana, Inc.
Rite Aid of Kentucky, Inc.
Rite Aid of Maine, Inc.
Rite Aid of Maryland, Inc.
Rite Aid of Massachusetts, Inc.
Rite Aid of Michigan, Inc.
Rite Aid of New Hampshire, Inc.
Rite Aid of New Jersey, Inc.
Rite Aid of North Carolina, Inc.
Rite Aid of Ohio, Inc.

Rite Aid of Pennsylvania, Inc.
Rite Aid of South Carolina, Inc.
Rite Aid of Tennessee, Inc.
Rite Aid of Vermont, Inc.
Rite Aid of Virginia, Inc.
Rite Aid of Washington, D.C., Inc.
Rite Aid of West Virginia, Inc.
Seven Mile and Evergreen-Detroit, LLC
The Lane Drug Company
The Muir Company
Thrifty Corporation
Thrifty PayLess, Inc.
112 Burleigh Avenue Norfolk, LLC
537 Elm Street Corp.
657-659 Broad St. Corp.
764 South Broadway-Geneva, Ohio, LLC
1740 Associates, L.L.C.
3581 Carter Hill Road-Montgomery Corp.
4042 Warrensville Center Road-Warrensville Ohio, Inc.
5277 Associates, Inc.
5600 Superior Properties, Inc.

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